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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this Registration Statement of Telynx, Inc. (formerly Cambio, Inc.) and subsidiaries on Form SB-2 of our report, dated September 1, 1999, on the consolidated statements of operations, changes in stockholders' deficit and cash flows for the year ended June 30, 1999, (which have been restated and are no longer presented therein), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


GRANT THORNTON LLP


San Jose, California
July 13, 2001